Investors Presentation May 24, 2016 Annual Shareholder Meeting Exhibit 99.1

Investors Bancorp, Inc. Investor Presentation Forward Looking Statements Certain statements contained herein are “forward looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Such forward looking statements may be identified by reference to a future period or periods, or by the use of forward looking terminology, such as “may,” “will,” ”believe,” ”expect,” ”estimate,” “anticipate,” “continue,” or similar terms or variations on those terms, or the negative of those terms. Forward looking statements are subject to numerous risks, as described in our SEC filings, and uncertainties, including, but not limited to, those related to the economic environment, particularly in the market areas in which the Company operated, competitive products and pricing, fiscal and monetary policies of the U.S. Government, changes in government regulations affecting financial institutions, including regulatory fees and capital requirements, changes in prevailing interest rates, acquisitions and the integration of acquired businesses, credit risk management, asset-liability management, the financial and securities markets and the availability of and costs associated with sources of liquidity. The Company wishes to caution readers not to place undue reliance on any such forward looking statements, which speak only as of the date made. The Company wishes to advise readers that the factors listed above could affect the Company’s financial performance and could cause the Company’s actual results for future periods to differ materially from any opinions or statements expressed with respect to future periods in any current statements. The Company does not undertake and specifically declines any obligation to publicly release the results of any revisions, which may be made to any forward looking statements to reflect events or circumstances after the date of such statements or to reflect the occurrence of anticipated or unanticipated events.

Investors Bancorp, Inc. May 24, 2016 Core Values Cooperation The act of working together towards a common purpose or benefit. Character The combination of features and traits that form the individual nature of a person or team. Community A self-organized network of people who collaborate by sharing ideas and information for the sake of the common good. Commitment A pledge, promise or obligation.

Corporate Profile With assets of $21.2 billion, Investors Bancorp, Inc. is one of the largest banks headquartered in New Jersey Traded on the NASDAQ under symbol ISBC Established in 1926, completed its first-step conversion in October 2005 raising $516 million in capital In May 2014, the Company completed its second step conversion raising $2.2 billion in capital Competitive Strategy Community involvement and engaged employee base differentiate Investors Bank from other banks, particularly large banks Well capitalized balance sheet with stable and healthy credit metrics

Asset Growth ($ in millions)

Loan Growth ($ in millions) +90% 10%

Lending Initiatives Continued build out of Business Lending Asset Based Lending Health Care Lending Life Insurance Lending * Business Lending includes owner-occupied real estate loans classified as commercial real estate loans.

Asset Quality ($ in millions) Non Performing Loans Non Performing Loans includes non accrual loans and performing TDR loans.

Deposit Growth ($ in millions) Strong deposit growth with positive change in composition

Deposit Growth - Acquisitions June 2008 through January 2014 8 Acquisitions $4.2 Billion in Deposits Acquired $77.6 Million in Goodwill Recorded

Deposits De Novo branches opened through December 2015, average balance of deposits as of March, 2016 Year Opened Average Balance 2007-2014 $110 million 2015 $28 million Year Opened Average Balance 2011-2014 $62 million 2015 $16 million New Jersey New York Total Deposit Composition De Novo Impact March 31, 2016 $14.2 Billion

Core Diluted EPS Core Diluted EPS adjusted in 2012 and 2013 for one time acquisition related items as well as an OTTI related item in 2013. 2014 adjusted for second step, one-time acquisition related items and tax benefits realized. 2015 adjusted for one-time tax benefits realized.

Source: SNL Financial. Average of Peer Group: New York Community Bancorp, First Niagra Financial Group, People’s United Financial Inc., FirstMerit Corp., Signature Bank, Webster Financial Corp., Wintrust Financial Corp., Fulton Financial Corp., Astoria Financial Corp., Valley National Bancorp, BankUnited Inc., MB Financial Inc., Northwest Bancshares, Inc., NBT Bancorp Inc., Provident Financial Services, Flushing Financial Corp., Dime Community Bancshares Inc. Strong Financial Metrics (at March 31, 2016) % % % % % % % % % % % %

The Bank of Princeton Merger Founded in 2007 13 Branches $1.0 billion in assets Expansion in Princeton and Philadelphia markets Merger Consideration * 60% Stock / 40% Cash 7.4 million ISBC shares $69 million in cash * Based on ISBC closing price of $11.43 on May 3, 2016. ISBC shares include value of options and warrants to be cashed out for approximately $12 million

Since Second Step Stock Buybacks Investment in Technology Increase in Dividends Q2 2014 Dividend Payout Ratio is calculated using adjusted EPS due to the Company’s second step capital offering completed in May 2014. Dividends are adjusted for the same period to reflect the 2.550 –to-one exchange ratio.

Strategic Plan Initiatives The Bank of Princeton Acquisition and Integration Continued Build out – Business Lending Enhance Enterprise Risk Management Prudent Capital Management

Capital Management Organic Growth Stock Buybacks Dividends Acquisitions

Source: SNL Financial, total return assumes the reinvestment of dividends and is expressed in dollars based on an assumed investment of $100. Total Return Performance 2005 2006 2007 2008 2009 2010 2011 2012 2013 2014 2015 2016 $311 $91

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